                                                                  EXHIBIT 10.9.1
                         POWERWAVE TECHNOLOGIES, INC.

                                AMENDMENT NO. 1
                                      TO
                         EMPLOYEE STOCK PURCHASE PLAN

     As approved at a regularly scheduled meeting of the Board of Directors of Powerwave Technologies, Inc., a Delaware corporation (the "Company"), the Employee Stock Purchase Plan is amended as follows:

     First, Section 3.1 is amended and restated in its entirety as follows:

     "3.1 Eligibility. Each Employee of the Company, or any Designated Subsidiary, who, on the Grant Date, is customarily engaged on a regularly-scheduled basis of more than twenty (20) hours per week and who has been employed for at least ninety (90) days (or, for the initial Offering Period only, such Employees who are employed on the Effective Date) in the rendition of personal services to the Company, or any Designated Subsidiary, may become a Participant in the Plan on the Grant Date coincident with or next following his satisfaction of such requirements of employment with the Company or any Designated Subsidiary."


     Second, Section 5.1 is amended and restated in its entirety as follows:

     "5.1 Participant Election. Upon completion of the Stock Purchase Agreement, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed 20%. The amount so designated upon the Stock Purchase Agreement shall be effective as of the next Grant Date and shall continue until terminated or altered in accordance with Section 5.2 below."


                                             Attest:


                                             /s/ KEVIN T. MICHAELS
                                             ----------------------------
                                             Kevin T. Michaels, Secretary